Washington Court Rules in Favor of HomeStreet
Affirms that Blue Lion’s Notice of Director Nominations and Proposals Failed to Comply with the Bylaws

SEATTLE - (April 2, 2018) - On Friday, the Superior Court of King County, Washington ruled in favor of HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, with regard to the lawsuit brought by an affiliate of Roaring Blue Lion Capital (“Blue Lion”) against the Company. At Friday’s hearing, Blue Lion had sought a preliminary injunction enjoining HomeStreet from rejecting Blue Lion’s director nominations and shareholder proposals. HomeStreet issued the following statement in response to the ruling:
“The Court has affirmed HomeStreet’s position that Blue Lion failed to comply with the Company’s advance notice bylaw. As a result, Blue Lion’s director nominations and proposals for the 2018 Annual Meeting will be disregarded. No proxies in favor of Blue Lion’s nominees or proposals will be recognized and no votes cast in favor of Blue Lion’s nominees or proposals will be tabulated at the 2018 Annual Meeting.
Our bylaws exist for the protection of all HomeStreet shareholders. The Board believes it is important to treat shareholders fairly and equally, with the same rules and deadlines applying to everyone. HomeStreet is committed to engaging constructively with its shareholders, including Blue Lion. The Company looks forward to continuing to execute on its strategic plan to maximize long-term shareholder value.”
HomeStreet is represented by Sidley Austin LLP and Orrick, Herrington & Sutcliffe LLP in the litigation.

About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services Company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into secondary markets; and

Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.
Important Additional Information
HomeStreet, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 Annual Meeting of Shareholders. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on January 25, 2018 ("Exhibit 99.2") contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company's securities. In the event that the holdings of the Company's securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.homestreet.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting of Shareholders. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.homestreet.com in the section “Investor Relations.”
HomeStreet, Inc.
Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

Or

Okapi Partners LLC
Bruce H. Goldfarb/Pat McHugh, 212-297-0720
info@okapipartners.com

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Dan Zacchei/Joe Germani, 212-486-9500
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